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UNIVERSAL CAPITAL GROWTH FUND                                                                                NEW ACCOUNT APPLICATION
ONE OAKBROOK TERRACE, SUITE 708, OAKBROOK TERRACE, IL 60181-9904
708-932-3000
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INITIAL             / / Establish the account specified below with the enclosed check for $________________________, payable to
INVESTMENT              Universal Capital Growth Fund.  Minimum initial investment (except for retirement plans) is $500, except that an investor making an initial investment of $50 or more may take up to 12 months to reach that $500 minimum account size.

                    / / Payment has been made by Fed. funds wire on___________, ___________________________________________________,
                                                                      Date                        Name of Bank
                        $________________
                              Amount
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ACCOUNT             1. Individual_______________________________________________________   ____________________________ ____________
                                        First Name     Middle Initial      Last Name          Social Security Number     Birth Date

                    2. Joint Tenant(s)__________________________________________________   ____________________________ ____________
                                        First Name     Middle Initial      Last Name          Social Security Number     Birth Date

                                      __________________________________________________   ____________________________ ____________
                                        First Name     Middle Initial      Last Name          Social Security Number     Birth Date
                                             (Joint tenancy with right of survivorship will be assumed unless otherwise stated)

                    3. Gift to Minor_______________________________________________________________________________ as custodian for
                                                  Name of Custodian (Only one person allowed by law)

                       ______________________________under the______Transfer to Minor Act__________________________ ________________
                               Name of Minor                  State                          Minor's Soc. Sec. #       Birth Date

                    4. Trust___________________________________________________________  ___________________________________________
                                                                                                Soc. Sec. # or Tax ID Number

                       Trustee(s)______________________________________________________  ___________________________________________
                       Note: Send a copy of the trust agreement with this Application.                  Date of Trust

                    5. Organization____________________________________________________  ___________________________________________
                                                                                                 Tax Identification Number

                       Type: / / Corporation      / / Partnership     / / Other (please specify)____________________________________
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ADDRESS                                    SHAREHOLDER                                               TRUSTEE

                    __________________________________________________________  ____________________________________________________
                       Street                                                      Street

                    __________________________________________________________  ____________________________________________________
                       City                       State          Zip Code          City                  State          Zip Code

                    Phone__________________________  _________________________  Phone_______________________________________________
                            Home                        Business
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CERTIFICATION       I certify that I am of legal age and have received and read the Fund's current Prospectus.  I release the Fund
AND SIGNATURE       agents and representatives from all liability and agree to indemnify the same from any and all losses, damages or costs for acting in good faith in accordance with the privileges selected.

Cross out (2) if    Under penalties or perjury, I hereby certify (1) that the Social Security or Taxpayer I.D. Number above is
it is not correct   correct and (2) that I am not subject to backup withholding because (a) I have not been notified by the IRS that
                    I am subject to backup withholding as result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.  (You must cross out item (2) if it is not correct.)  I agree that the Fund and its transfer agent may redeem shares and retain the proceeds from any of my account(s) with the Fund up to a total of (c) any IRS penalties attributable to my failure to provide either the
                    Fund or its transfer agent with correct and complete information requested by them and (b) any tax not withheld from distributions to me which should have been withheld by them.

All Co-owners must  ________________________________________________________________________  ______________________________________
sign if the         Authorized Signature                                                      Title (if applicable)
account is held by
Co-owners           ________________________________________________________________________  ______________________________________
                    Authorized Signature                                                      Title (if applicable)

                    ________________________________________________________________________  ______________________________________
                    Authorized Signature                                                      Title (if applicable)

                    __________________________________
                    Date
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AUTOMATIC           / / Check here to automatically withdraw a specific amount from your bank account each month to invest into
INVESTMENT PLAN         Universal Capital Growth Fund.  I authorize the Fund's agent to draw checks of initiate Automated Clearing
                        House ("ACH") debits against the bank account described on the attached voided check on the date and in the amounts shown below.  I understand that this authorization will remain effective until I notify the Fund in writing of its termination and until the Fund and its Agent have a reasonable time to act on that termination.

                    Amount of monthly investment:________________(MUST BE $50 OR MORE)

                    Date of each monthly investment:_______________(ANY DAY BETWEEN THE 1ST AND THE 28TH; PLEASE CHOOSE A DATE AT
                    LEAST TWO WEEKS AFTER YOUR ACCOUNT IS OPENED TO LEAVE TIME FOR BANK PROCESSING)

                    Write "void" across the face of a check from the bank account you wish to use and attach it to this application.
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SYSTEMATIC          / / I wish to activate the systematic withdrawal plan.      Payment frequency:  / / monthly    / / quarterly
WITHDRAWALS                                                                     Amount of check (minimum $100) $___________________
A minimum initial   I understand that by selecting this program all dividends and distributions credited to my account must be
investment of       reinvested regardless of the distribution option previously selected.  Payments will begin the month or quarter
$25,000 is          following the date of purchase.
required to
initiate this
service
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DISTRIBUTION        DIVIDENDS (AND CAPITAL GAINS, IF ANY) WILL BE REINVESTED IN ADDITIONAL SHARES OF THE FUND UNLESS YOU ELECT TO
INSTRUCTIONS        TO RECEIVE CASH

                    / / Check this box to receive dividends and capital gains in cash.
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LETTER OF           / / LETTER OF INTENT
INTENT                  I agree to the provisions of the Letter of Intent set forth in the Appendix to the Prospectus.  I intend to
Read the Prospectus     invest at least the amount checked below over a 13 month period from the date of the purchase.
for further details
or call 708-932-3000.         / / $100,000   / / $250,000

1.5 percent of the  Other accounts in the Fund to be included in calculating the applicable sales commission:
dollar amount
indicated will be                            Shareholder Names                                              Account No.
held in escrow                               -----------------                                              -----------
until the intended
purchase has been   ___________________________________________________________________________  ___________________________________
completed.
                    ___________________________________________________________________________  ___________________________________

                    ___________________________________________________________________________  ___________________________________

                    ___________________________________________________________________________  ___________________________________
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RIGHT OF            / / I qualify for the cumulative quantity discount as outlined in the Prospectus.  My other accounts in the Fund
ACCUMULATION            are as follows:
                                             Shareholder Names                                              Account No.
                                             -----------------                                              -----------

                    ___________________________________________________________________________  ___________________________________

                    ___________________________________________________________________________  ___________________________________

                    ___________________________________________________________________________  ___________________________________

                    ___________________________________________________________________________  ___________________________________
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FOR DEALER ONLY     The undersigned ("Dealer") agrees to all applicable provisions in this Application and the Selling Group
(Please Print)      Agreement, guarantees the signature of and representations by the Shareholder, agrees to notify Universal
                    Capital Growth Fund of any purchases made under a Letter of Intent or rights of accumulation and represents that this Application is properly executed by a signer authorized to guarantee signatures for the Dealer.

                    Dealer's Name___________________________________________________________________________________________________

                    Main Office Address_____________________________________________________________________________________________

                    Branch Street Address___________________________________________________________________________________________

                    Representative Name_________________________________________ Rep No.____________ Telephone No. _________________

                    Authorized Signature of Dealer__________________________________________________________________________________
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